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                                                                   EXHIBIT 23.6




                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated June 16, 1995, accompanying the consolidated financial statements of Facelifters Home Systems, Inc. and Subsidiaries contained in Amendment No. 1 to the Registration Statement on Form S-4 of AMRE, Inc. We consent to the use of the aforementioned report in Amendment No. 1 to the Registration Statement on Form S-4 of AMRE, Inc., and to the use of our name as it appears under the caption "Experts."



GRANT THORNTON LLP

Fort Lauderdale, Florida

March 26, 1996